Exhibit 99.1

Ventas Reports 2022 Second Quarter Results

CHICAGO--(BUSINESS WIRE)--August 4, 2022--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights

  Net Income (Loss) Attributable to Common Stockholders (“Attributable Net Income (Loss)”) per share of ($0.11)
  Normalized Funds from Operations* (“Normalized FFO”) per share of $0.72
  Total Company year-over-year same-store cash Net Operating Income* (“NOI”) growth of 3.5%, above the high end of the guidance range
  Senior Housing Operating Portfolio (“SHOP”) segment year-over-year same-store cash NOI* growth of nearly 9%, at the high end of the guidance range, driven by same-store revenue growth exceeding 10%

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

CEO Remarks

“Ventas delivered strong results in the second quarter of 2022, with business performance at the high end of our expectations. We drove attractive year-over-year top and bottom-line growth in our SHOP portfolio, which benefitted from strong demand and expanding pricing power, offsetting anticipated expense growth caused by broad inflationary pressures,” said Debra A. Cafaro, Ventas Chairman and CEO.

“In the third quarter of 2022, we are again projecting that our earnings will benefit from outstanding year-over-year growth in our SHOP segment. Third quarter earnings will also reflect the benefit of HHS grants received during the quarter.

“We continue to find compelling investment opportunities, with $1.3 billion of investment activity year to date. Our life science, research & innovation business is demonstrating significant momentum in investments, deliveries and leasing, including the announcement of two new marquee projects with major research institutions. We are experiencing accelerating demand across this portfolio from leading universities and other prominent commercial enterprises.

“We believe Ventas is in an advantaged position to deliver value in a dynamic business environment because of our high quality, diversified portfolio and our differentiated industry insights and deep experience,” Cafaro concluded.

Second Quarter 2022 Enterprise Results

For the second quarter 2022, reported per share results were:

	Quarter Ended June 30,
	2022[2]	2021[1]	$ Change	% Change
Attributable Net Income (Loss)	($0.11)	$0.23	($0.34)	n/a
Nareit FFO*	$0.60	$0.78	($0.18)	(23.1%)
Normalized FFO*	$0.72	$0.73	($0.01)	(1.4%)

*

Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

[1]	The 2Q21 period included a benefit of $0.02 due to Ventas’s share of HHS grants received by Ardent.
[2]

The 2Q22 period includes a non-cash mark to market charge of ($0.09) per share on Brookdale warrants in Attributable Net Income (Loss) and Nareit FFO. The Brookdale warrants are valued at approximately $40 million as of June 30, 2022.

Second Quarter 2022 Property Results

	2Q22 (Quarterly Pools) Year-Over-Year Same-Store Cash NOI* Growth
Business Segment	Properties	% Growth
SHOP	321	8.7%
Office	331	3.2%
Triple-Net	330	(0.6%)
Total Company	982	3.5%
*

Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

SHOP Portfolio (33% of Total Portfolio)

SHOP year-over-year same-store (321 assets) cash NOI growth of nearly 9% in the second quarter of 2022 was driven primarily by the U.S., which increased nearly 14%. Canada continued to experience COVID-19 related impacts in the quarter and grew NOI by 1%.

  Same-store SHOP revenue in the second quarter grew year-over-year by over 10% due to positive trends in occupancy and accelerating RevPOR growth.
  Same-store average occupancy grew year-over-year by 390 basis points to 83.7% in the second quarter 2022, in-line with the guidance of 400 basis points. Robust demand continued a trend of positive net move-ins each month in the second quarter.
  Same-store RevPOR increased by 5% versus the prior year, the largest increase in the past decade, driven by growth in base rent and care pricing, and re-leasing spreads that continue to trend favorably and ended the quarter at nearly flat.
  Operating expenses were consistent with the Company’s guidance. Year-over-year same-store operating expenses grew 11%, driven by continued macro inflationary impacts throughout the quarter on labor, utilities and other operating expenses.
  Resident confirmed COVID-19 cases and employee absences due to COVID-19 increased during the quarter. The increase in COVID-19 cases affected move-ins and staffing at certain communities.
  On a sequential basis, SHOP same-store (536 assets) cash NOI outperformed pre-COVID seasonal trends, and grew over 6%, led by 70 basis points of occupancy growth and strong performance across the portfolio. Net hiring improved, and contract labor costs declined, modestly from the first quarter 2022. Cash NOI margins also increased sequentially by 110 basis points to 23.0% in the second quarter 2022.

Office Portfolio (32% of Total Portfolio)

  Office year-over-year same-store cash NOI increased by 3.2%, above the high end of the Company’s guidance range, driven by contractual escalators, strong retention, new leasing and favorable expense controls.

Triple-Net Portfolio (32% of Total Portfolio)

  Triple-Net year-over-year same-store cash NOI decreased by (0.6%), better than the high end of the Company’s guidance range, driven by the previously communicated lease resolutions with several smaller senior housing triple-net tenants who were materially affected by the COVID-19 pandemic.

Select Investment Activity

  Ventas continues to expand its advantaged university-based life science, research & innovation (“R&I”) platform by committing to additional attractive development projects that will generate future growth. Ventas has $1.6 billion of life science, R&I developments in progress, including two exciting new projects announced today. These new projects demonstrate Ventas’s ability to leverage strong relationships with the nation’s leaders in research, medicine and higher education to execute on high-quality, large-scale transactions:
    Atrium Health/Wake Forest University School of Medicine: Ventas, together with JV partners Wexford and Atrium Health, expect to break ground on a new 637k square foot development (the “Pearl Project”) in Charlotte, North Carolina, one of the fastest growing cities in the U.S. The Pearl Project will include research, lab, medical and academic uses and is ~70% pre-leased to Aa3 rated non-profit health system Atrium Health and to Wake Forest University School of Medicine. The Pearl Project has an expected completion date of 2025 and is expected to achieve a 7.5% GAAP yield upon stabilization on estimated project costs of $0.4 billion.
      Atrium Health is an integrated, non-profit health system and, following the completion of its announced merger with Advocate Aurora Health, will be among the Top 10 largest health systems in the U.S. with nearly 70 hospitals and $27 billion in annual revenue. Wake Forest University School of Medicine is one of the top ranked medical schools in the U.S. and is expected to become the academic core of the combined Atrium Health system in Charlotte.
      IRCAD, the renowned training institute in advanced surgical techniques and robotics for world-class surgeons, plans to open its exclusive North American headquarters in the Pearl Project via a public-private partnership with Atrium Health.
    University of Washington: Ventas and Wexford have been selected by the University of Washington to develop a project exceeding 300k square feet in Seattle anchored by the University of Washington and designated as its Center for Advanced Materials and Clean Energy Testbeds. The University of Washington is a world-class research university, receiving more federal research funding than any other U.S. public university. Seattle is the nation’s #6 ranked life science market. The building is expected to support a planned mix of research programming in clean energy, medicine and life science.
  In July, Ventas delivered the Drexel University Health Science Building, a 100%-leased, 450k square foot development in Philadelphia’s renowned University City submarket. Drexel University Health Science Building, which was developed in collaboration with Ventas and its strategic partner Wexford, was delivered on-budget and ahead of schedule. The project is within Ventas’s institutional third-party capital management platform (VIM), with GIC as a partner. The project is expected to generate an attractive cash and GAAP yield of 7% and 10%, respectively.
  The Company expects to acquire a newly developed 88-unit Class A assisted living and memory care community in the Charlotte, NC MSA for $33 million at an attractive in-place yield of nearly 6%. Favorable local market dynamics, including attractive demographics and limited existing or new competition, underpin the community’s strong occupancy and financial performance. The current manager, a well-regarded regional operator, will continue to manage the community.
  Additionally, the Ventas Life Science and Healthcare Real Estate Fund, LP (the “Fund”) continued its momentum in identifying attractive core investments and successfully generating strong returns for investment partners. In the second quarter, the Fund acquired a high-quality medical office building leased to leading Portland, Oregon healthcare provider Legacy Health System for $53 million. This off-market transaction was acquired at an attractive expected GAAP yield of 5.7%. In just two years since inception, the Fund now has over $3 billion in assets under management across 12 properties principally in life science and ranks among the most successful fund launches in the real estate space.

Financial Strength and Flexibility

  During and subsequent to the second quarter of 2022, Ventas strengthened its liquidity and debt maturity profile, received positive credit rating actions and enjoyed a strong financial position:
    Three credit rating agencies – S&P Global Ratings, Fitch Ratings and Moody’s – took positive actions regarding Ventas’s credit. The agencies attributed their actions to the sustained SHOP recovery that is underway, the durable cashflows from our diversified portfolio and Ventas’s commitment to a strong financial position. S&P and Fitch reaffirmed Ventas’s BBB+ investment grade credit rating and Moody’s reaffirmed Ventas’s Baa1 investment grade credit rating, and all three rating agencies improved their outlook for Ventas to Stable.
    In June, Ventas extended its debt duration and committed capital at more attractive pricing by refinancing an existing $200 million term loan maturing in 2023 with a new $500 million term loan facility that matures in 2027. The new term loan was supported by twenty lending relationships.
    Key financial statistics at quarter-end include:
      $2.5 billion quarter-end liquidity
      Weighted average cost of debt of 3.5% with a total weighted average maturity of 6 years
      89% of consolidated debt outstanding is at fixed rates
      Limited total enterprise debt maturities through year-end 2024

Corporate Leadership

  Women Corporate Directors (“WCD”) announced that Debra A. Cafaro, Ventas Chairman and CEO, will receive its annual Visionary Award for Strategic Leadership. Through this award, WCD identifies women CEOs or board chairs who demonstrate leadership through innovation, board and management team diversity and the successful pursuit of long-term strategic growth, while developing programs to mentor and promote female employees and playing a role in their community.

Third Quarter 2022 Guidance

The Company currently expects to report third quarter 2022 Attributable Net Income (Loss), Nareit FFO and Normalized FFO per share within the following ranges, which include $20 million (or $0.05 per share) of HHS grants received to date in the third quarter 2022:

	3Q22 Guidance
	Per Share
	Low		High

Attributable Net Income (Loss)	$0.04	-	$0.09
Nareit FFO*	$0.74	-	$0.79
Normalized FFO*	$0.73	-	$0.78
*

Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Third quarter 2022 same-store cash NOI growth guidance ranges are as follows, with the SHOP same-store cash NOI outlook excluding the benefit of the HHS grants:

	3Q22 Guidance: Same-Store Cash NOI* Growth
	(vs. 3Q21, Quarterly Pools)
	Percentage Change
Business Segment	Low		High
SHOP	9.0%	-	15.0%
Office	1.0%	-	2.0%
Triple-Net	(1.0%)	-	0.0%
Total Company	2.5%	-	5.0%
*

Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Key assumptions underlying the third quarter 2022 guidance include:

  SHOP: SHOP same-store cash NOI is expected to grow in the range of 9% to 15% year-over-year. Ventas anticipates year-over-year revenue growth of approximately 8% at the midpoint of the same-store cash NOI guidance range, driven by the expected combination of 250 to 300 basis points of occupancy growth and improved rates. Year-over-year revenue growth is expected to be partially mitigated by continued broad inflationary expense pressure. Sequential SHOP cash NOI is expected to outperform pre-pandemic seasonal patterns. SHOP same-store cash NOI results and guidance do not include the benefit of the HHS grants in any period.
  Office: Same-store cash NOI growth year-over-year is expected to be driven by contractual escalators and new leasing partially offset by expense growth and frictional vacancy in R&I.
  Triple-Net: Same-store cash NOI growth year-over-year is driven by previously announced lease resolutions with senior housing triple-net tenants who were materially affected by the COVID-19 pandemic. Ventas expects to receive the benefit of upward future performance in its assets over time through revenue- or NOI-based payments.
  HHS grants: In the third quarter 2022, to date, the Company has received approximately $20 million of HHS grants. The Company’s guidance assumes that no additional HHS grants are received during the quarter.
  Interest Rates and Foreign Exchange: Rising interest rates on floating rate debt and a strengthening U.S. Dollar are expected to reduce Normalized FFO by approximately ($0.02) per share in the third quarter versus the second quarter 2022.
  General and Administrative Expenses: The Normalized FFO impact of third quarter general and administrative expenses is expected to range from approximately $36 million to $38 million.
  Transactions: The guidance does not assume any new or unannounced material acquisitions or capital markets activities.
  Dispositions: Disposition proceeds of $100 million are anticipated in the second half of 2022.
  The guidance assumes no material changes in the impact of COVID-19 on the Company’s business. The trajectory and future impact of COVID-19 on various aspects of the business remain highly uncertain and may change rapidly.

Please see below for further discussion and our definitions of non-GAAP measures along with reconciliations to the most directly comparable GAAP measure. Ventas will provide additional detail regarding its third quarter outlook and assumptions on the second quarter 2022 conference call.

Investor Presentation

A second quarter business update presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its second quarter 2022 supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website, including the information contained in the aforementioned presentation and supplemental, is not incorporated by any reference into, and is not part of, this document.

Second Quarter 2022 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Friday, August 5, 2022 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (647) 362-9199 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flow from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the section titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of the Delta, Omicron or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, changes in interest rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (i) risks related to development, redevelopment and construction projects; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (m) increases in our borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (s) disruptions to the management and operations of our business and the uncertainties caused by activist investors; and (t) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	June 30,	December 31,
	2022	2021
Assets
Real estate investments:
Land and improvements	$2,444,519	$2,432,065
Buildings and improvements	26,186,712	25,778,490
Construction in progress	251,300	269,315
Acquired lease intangibles	1,361,671	1,369,747
Operating lease assets	315,896	317,858
	30,560,098	30,167,475
Accumulated depreciation and amortization	(8,834,315)	(8,350,637)
Net real estate property	21,725,783	21,816,838
Secured loans receivable and investments, net	529,630	530,126
Investments in unconsolidated real estate entities	533,705	523,465
Net real estate investments	22,789,118	22,870,429
Cash and cash equivalents	127,073	149,725
Escrow deposits and restricted cash	48,958	46,872
Goodwill	1,044,509	1,046,140
Assets held for sale	31,768	28,399
Deferred income tax assets, net	11,152	11,152
Other assets	575,577	565,069
Total assets	$24,628,155	$24,717,786
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,328,140	$12,027,544
Accrued interest	104,419	106,602
Operating lease liabilities	194,241	197,234
Accounts payable and other liabilities	1,062,935	1,090,254
Liabilities related to assets held for sale	5,871	10,850
Deferred income tax liabilities	46,613	59,259
Total liabilities	13,742,219	13,491,743
Redeemable OP unitholder and noncontrolling interests	282,542	280,283
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 399,715 and 399,420 shares issued at June 30, 2022 and December 31, 2021, respectively	99,913	99,838
Capital in excess of par value	15,514,015	15,498,956
Accumulated other comprehensive loss	(56,355)	(64,520)
Retained earnings (deficit)	(5,044,569)	(4,679,889)
Treasury stock, 7 and 0 shares issued at June 30, 2022 and December 31, 2021, respectively	(408)	—
Total Ventas stockholders’ equity	10,512,596	10,854,385
Noncontrolling interests	90,798	91,375
Total equity	10,603,394	10,945,760
Total liabilities and equity	$24,628,155	$24,717,786

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Rental income:
Triple-net leased	$149,397	$159,223	$300,958	$319,108
Office	199,241	200,388	399,781	397,843
	348,638	359,611	700,739	716,951
Resident fees and services	658,056	535,952	1,309,177	1,064,602
Office building and other services revenue	4,326	5,381	8,275	10,331
Income from loans and investments	10,752	17,665	20,599	36,675
Interest and other income	1,166	585	1,702	926
Total revenues	1,022,938	919,194	2,040,492	1,829,485
Expenses
Interest	113,951	110,051	224,745	220,818
Depreciation and amortization	283,075	250,700	572,139	564,848
Property-level operating expenses:
Senior housing	507,446	424,813	982,976	842,642
Office	63,328	64,950	126,511	128,896
Triple-net leased	3,585	4,432	7,593	9,257
	574,359	494,195	1,117,080	980,795
Office building and other services costs	1,410	658	2,723	1,276
General, administrative and professional fees	32,915	30,588	75,913	70,897
Loss (gain) on extinguishment of debt, net	7	(74)	7	27,016
Transaction expenses and deal costs	13,078	721	33,070	5,338
Allowance on loans receivable and investments	(62)	(59)	(116)	(8,961)
Other	48,116	(13,490)	20,926	(22,918)
Total expenses	1,066,849	873,290	2,046,487	1,839,109
(Loss) income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(43,911)	45,904	(5,995)	(9,624)
(Loss) income from unconsolidated entities	(1,047)	4,767	(5,316)	4,517
(Loss) gain on real estate dispositions	(34)	41,258	2,421	43,791
Income tax benefit (expense)	3,790	(3,641)	8,280	(5,794)
(Loss) income from continuing operations	(41,202)	88,288	(610)	32,890
Net (loss) income	(41,202)	88,288	(610)	32,890
Net income attributable to noncontrolling interests	1,214	1,897	3,074	3,708
Net (loss) income attributable to common stockholders	$(42,416)	$86,391	$(3,684)	$29,182
Earnings per common share
Basic:
(Loss) income from continuing operations	$(0.10)	$0.24	$—	$0.09
Net (loss) income attributable to common stockholders	(0.11)	0.23	(0.01)	0.08
Diluted:[1]
(Loss) income from continuing operations	$(0.10)	$0.23	$—	$0.09
Net (loss) income attributable to common stockholders	(0.11)	0.23	(0.01)	0.08
Weighted average shares used in computing earnings per common share
Basic	399,592	375,067	399,445	374,869
Diluted	403,526	378,408	403,393	378,161
[1]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Funds From Operations Attributable to Common Stockholders (FFO)

(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q2 YoY
	2022	2021	Change
	Q2	Q2	’22-’21
Net (loss) income attributable to common stockholders	$(42,416)	$86,391	(149%)
Net (loss) income attributable to common stockholders per share [1]	$(0.11)	$0.23	N/A
Adjustments:
Depreciation and amortization on real estate assets	282,313	249,527
Depreciation on real estate assets related to noncontrolling interests	(4,335)	(4,678)
Depreciation on real estate assets related to unconsolidated entities	7,621	4,615
Loss (gain) on real estate dispositions	34	(41,258)
Loss on real estate dispositions related to noncontrolling interests	—	(7)
Gain on real estate dispositions related to unconsolidated entities	(301)	—
Subtotal: Nareit FFO adjustments	285,332	208,199
Subtotal: Nareit FFO adjustments per share	$0.71	$0.55
Nareit FFO attributable to common stockholders	$242,916	$294,590	(18%)
Nareit FFO attributable to common stockholders per share	$0.60	$0.78	(23%)

Adjustments:
Change in fair value of financial instruments	37,837	(23,211)
Non-cash income tax (benefit) expense	(5,379)	1,166
Loss (gain) on extinguishment of debt, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	7	(74)
Gain on transactions related to unconsolidated entities	—	(10)
Transaction expenses and deal costs, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	15,027	1,769
Amortization of other intangibles including Ventas’ share attributable to unconsolidated entities	268	116
Other items related to unconsolidated entities	(1,285)	43
Non-cash impact of changes to equity plan	(2,389)	(2,298)
Materially disruptive events, net including Ventas’ share attributable to unconsolidated entities	2,074	3,128
Allowance on loan investments, net of noncontrolling interests	(61)	(57)
Subtotal: Normalized FFO adjustments	46,099	(19,428)
Subtotal: Normalized FFO adjustments per share	$0.11	$(0.05)
Normalized FFO attributable to common stockholders	$289,015	$275,162	5%
Normalized FFO attributable to common stockholders per share	$0.72	$0.73	(1%)
Weighted average diluted shares	403,526	378,408
[1]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds from Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction expenses and deal costs, including transaction, integration and severance-related costs and expenses, and amortization of intangibles, in each case net of noncontrolling interests’ share of these items and including Ventas’ share of these items from unconsolidated entities; (b) the impact of expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other items related to unconsolidated entities; (g) net expenses or recoveries related to materially disruptive events; and (h) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Third Quarter 2022 Guidance[1]

Net Income and FFO Attributable to Common Stockholders

(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	Q3 2022		Q3 2022 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$16	$38	$0.04	$0.09

Depreciation and amortization adjustments	283	281	0.70	0.70
Gain on real estate dispositions	—	—	0.00	0.00
Other adjustments[2]	—	—	0.00	0.00

Nareit FFO attributable to common stockholders	$299	$319	$0.74	$0.79

Other adjustments[2]	(4)	(4)	(0.01)	(0.01)

Normalized FFO attributable to common stockholders	$295	$315	$0.73	$0.78
% Year-over-year growth			0%	7%

Memo: Net HHS grants included in above earnings measures	$20	$20	$0.05	$0.05

Weighted average diluted shares (in millions)	404	404
[1]	Per share amounts may not add to total per share amounts due to changes in the Company's weighted average diluted share count, if any. Same-store Cash NOI is at constant currency.
[2]	Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Net Operating Income (NOI) and Same-Store Cash NOI by Segment (Constant Currency)

(Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Three Months Ended June 30, 2022
	SHOP	Office	Triple-Net	Non-Segment	Total
Net loss attributable to common stockholders					$(42,416)
Adjustments:
Interest and other income					(1,166)
Interest expense					113,951
Depreciation and amortization					283,075
General, administrative and professional fees					32,915
Loss on extinguishment of debt, net					7
Transaction expenses and deal costs					13,078
Allowance on loans receivable and investments					(62)
Other					48,116
Loss from unconsolidated entities					1,047
Loss on real estate dispositions					34
Income tax benefit					(3,790)
Net income attributable to noncontrolling interests					1,214
NOI	$150,610	$136,583	$145,812	$12,998	$446,003
Adjustments:
Straight-lining of rental income	—	(2,747)	(971)	—	(3,718)
Non-cash rental income	—	(3,493)	(12,610)	—	(16,103)
NOI not included in Cash NOI[1]	(317)	(576)	(197)	—	(1,090)
Non-segment NOI	—	—	—	(12,998)	(12,998)
Cash NOI	$150,293	$129,767	$132,034	$—	$412,094
Adjustments:
Cash NOI not included in same-store	(31,830)	(7,065)	(1,559)	—	(40,454)
Same-store Cash NOI - constant currency	$118,463	$122,702	$130,475	$—	$371,640
Percentage increase (decrease) - constant currency	8.7%	3.2%	(0.6%)		3.5%

	For the Three Months Ended June 30, 2021
	SHOP	Office	Triple-Net	Non-Segment	Total
Net income attributable to common stockholders					$86,391
Adjustments:
Interest and other income					(585)
Interest expense					110,051
Depreciation and amortization					250,700
General, administrative and professional fees					30,588
Gain on extinguishment of debt, net					(74)
Transaction expenses and deal costs					721
Allowance on loans receivable and investments					(59)
Other					(13,490)
Income from unconsolidated entities					(4,767)
Gain on real estate dispositions					(41,258)
Income tax expense					3,641
Net income attributable to noncontrolling interests					1,897
NOI	$111,139	$137,320	$154,791	$20,506	$423,756
Adjustments:
Straight-lining of rental income	—	(1,496)	(1,808)	—	(3,304)
Non-cash rental income	—	(4,478)	(11,905)	—	(16,383)
Cash modification/termination fees	—	12,037	—	—	12,037
NOI not included in Cash NOI[1]	(1,313)	(9,583)	(9,127)	—	(20,023)
Non-segment NOI	—	—	—	(20,506)	(20,506)
NOI impact from change in FX	(1,687)	—	(695)	—	(2,382)
Cash NOI	$108,139	$133,800	$131,256	$—	$373,195
Adjustments:
Cash termination fees not in same-store	—	(12,037)	—	—	(12,037)
Cash NOI not included in same-store	784	(2,922)	—	—	(2,138)
NOI impact from change in FX not in same-store	29	—	—	—	29
Same-store Cash NOI - constant currency	$108,952	$118,841	$131,256	$—	$359,049
[1]	Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Sequential Net Operating Income (NOI) and Same-Store Cash NOI by Segment (Constant Currency)

(Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Three Months Ended June 30, 2022
	SHOP	Office	Triple-Net	Non-Segment	Total
Net loss attributable to common stockholders					$(42,416)
Adjustments:
Interest and other income					(1,166)
Interest expense					113,951
Depreciation and amortization					283,075
General, administrative and professional fees					32,915
Loss on extinguishment of debt, net					7
Transaction expenses and deal costs					13,078
Allowance on loans receivable and investments					(62)
Other					48,116
Loss from unconsolidated entities					1,047
Loss on real estate dispositions					34
Income tax benefit					(3,790)
Net income attributable to noncontrolling interests					1,214
NOI	$150,610	$136,583	$145,812	$12,998	$446,003
Adjustments:
Straight-lining of rental income	—	(2,747)	(971)	—	(3,718)
Non-cash rental income	—	(3,493)	(12,610)	—	(16,103)
NOI not included in Cash NOI[1]	(317)	(576)	(197)	—	(1,090)
Non-segment NOI	—	—	—	(12,998)	(12,998)
Cash NOI	$150,293	$129,767	$132,034	$—	$412,094
Adjustments:
Cash NOI not included in same-store	(2,276)	(6,283)	—	—	(8,559)
Same-store Cash NOI - constant currency	$148,017	$123,484	$132,034	$—	$403,535
Percentage increase (decrease) - constant currency	6.1%	(0.6%)	(1.3%)		1.5%

	For the Three Months Ended March 31, 2022
	SHOP	Office	Triple-Net	Non-Segment	Total
Net income attributable to common stockholders					$38,732
Adjustments:
Interest and other income					(536)
Interest expense					110,794
Depreciation and amortization					289,064
General, administrative and professional fees					42,998
Transaction expenses and deal costs					19,992
Allowance on loans receivable and investments					(54)
Other					(27,190)
Loss from unconsolidated entities					4,269
Gain on real estate dispositions					(2,455)
Income tax benefit					(4,490)
Net income attributable to noncontrolling interests					1,860
NOI	$175,591	$137,974	$147,553	$11,866	$472,984
Adjustments:
Straight-lining of rental income	—	(2,785)	(1,056)	—	(3,841)
Non-cash rental income	—	(5,698)	(11,716)	—	(17,414)
NOI not included in Cash NOI[1]	(654)	(564)	(538)	—	(1,756)
Non-segment NOI	—	—	—	(11,866)	(11,866)
NOI impact from change in FX	(351)	—	(433)	—	(784)
HHS grants received	(32,821)	—	—	—	(32,821)
Cash NOI	$141,765	$128,927	$133,810	$—	$404,502
Adjustments:
Cash NOI not included in same-store	(2,798)	(4,710)	—	—	(7,508)
HHS grants not included in same-store	558	—	—	—	558
NOI impact from change in FX not in same-store	13	—	—	—	13
Same-store Cash NOI - constant currency	$139,538	$124,217	$133,810	$—	$397,565
[1]	Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Net Debt to Adjusted Pro Forma EBITDA (Dollars in thousands USD; totals may not sum due to rounding; unaudited)

For the Three Months Ended June 30, 2022
Net loss attributable to common stockholders	$(42,416)
Adjustments:
Interest	113,951
Loss on extinguishment of debt, net	7
Taxes (including tax amounts in general, administrative and professional fees)	(2,032)
Depreciation and amortization	283,075
Non-cash stock-based compensation expense	6,805
Transaction expenses and deal costs	13,078
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(6,959)
Loss from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	17,981
Loss on real estate dispositions	34
Unrealized foreign currency loss	371
Change in fair value of financial instruments	37,863
Materially disruptive events, net	2,852
Allowance on loan investments, net of noncontrolling interests	(60)
Adjusted EBITDA	$424,550
Adjustment for current period activity	(1,394)
Adjusted Pro Forma EBITDA	$423,156

Adjusted Pro Forma EBITDA annualized	$1,692,624

Total debt	$12,328,140
Cash	(127,073)
Restricted cash pertaining to debt	(24,387)
Partners’ share of consolidated debt	(271,372)
Ventas’ share of unconsolidated debt	424,561
Net debt	$12,329,869

Net debt to Adjusted Pro Forma EBITDA	7.3 x

The Company believes that Net debt, Adjusted Pro Forma EBITDA and Net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) noncontrolling interests’ share of adjusted EBITDA; (c) transaction expenses and deal costs; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) changes in the fair value of financial instruments; (g) unrealized foreign currency gains or losses; (h) net expenses or recoveries related to materially disruptive events; and (i) non-cash charges related to leases, and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Adjusted Pro Forma EBITDA

Adjusted Pro Forma EBITDA considers the pro forma effect on Adjusted EBITDA of transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building and other services costs.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, Office and Triple-Net), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the office operations and triple-net leased properties reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and triple-net leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the office operations and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Same-Store Cash NOI Guidance by Segment[1,2] (Dollars in millions USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Three Months Ended September 30, 2022
	SHOP	Office	Triple-Net	Non-Segment	Total
High End
Net income attributable to common stockholders					$38
Depreciation and amortization[3]					282
Interest expense, G&A, other income and expenses[4]					151
NOI	$175	$135	$146	$15	471
Net HHS grants	(20)	—	—	—	(20)
Non-cash and non-same-store adjustments	(34)	(12)	(14)	(15)	(76)
Same-store Cash NOI	$120	$123	$132	$—	$375
Percentage increase	15.0%	2.0%	0.0%	NM	5.0%

Low End
Net income attributable to common stockholders					$16
Depreciation and amortization[3]					284
Interest expense, G&A, other income and expenses[4]					155
NOI	$162	$133	$145	$15	455
Net HHS grants	(20)	—	—	—	(20)
Non-cash and non-same-store adjustments	(28)	(12)	(15)	(15)	(70)
Same-store Cash NOI	$114	$121	$130	$—	$365
Percentage increase (decrease)	9.0%	1.0%	(1.0%)	NM	2.5%

	For the Three Months Ended September 30, 2021
	SHOP	Office	Triple-Net	Non-Segment	Total
Prior Year
Net income attributable to common stockholders					$61
Depreciation and amortization[3]					314
Interest expense, G&A, other income and expenses[4]					78
NOI	$104	$138	$178	$32	452
Non-cash and non-same-store adjustments	1	(17)	(46)	(32)	(94)
NOI impact from change in FX	(1)	—	(1)	—	(2)
Same-store Cash NOI	$105	$120	$132	$—	$356

	3Q22
GBP (£) to USD ($)	1.19
USD ($) to CAD (C$)	1.30
[1]	See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for a detailed breakout of adjustments for each respective category.
[2]	Total may not sum across due to minor corporate-level adjustments.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization and amortization of other intangibles.
[4]

Includes interest expense, general, administrative and professional fees (including stock-based compensation), loss (gain) on extinguishment of debt, transaction expenses and deal costs, loss (income) from unconsolidated entities, income tax (expense) benefit, and other income and expenses.

Contacts

BJ Grant
(877) 4-VENTAS